UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

______________

Traxxec, Inc. A Nevada Corp.

(Exact name of registrant as specified in its charter)

______________

Nevada	333-49122	33-0034926
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

138 Hassell Street, Newcastle-Under-Lyme, ST5 1BB

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

Columbia River Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On August 11, 2008, Traxxec, Inc. (“TRXX”) completed its acquisition of Columbia River Resources, Inc. (“CRR”), pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of February 11, 2008, by and among TRXX and CRR.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On February 26, 2008, Christine Hill resigned as President and Director of the Columbia River Resources, Inc. effective that date. On February 26, 2008, Ms. Amy Marie Scopes was appointed to the Board of Directors as a Director of the Corporation.  Ms. Scopes was then named President, Chief Financial Officer and Secretary.

Item  8.01

Other Events

On or about August 11, 2008, the Board of Directors approved the name change of Columbia River Resources, Inc. to Traxxec, Inc., A Nevada Corporation.  The effective date for the name change is to be August 11, 2008.

Item 9.01

Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The unaudited combined statements of revenues and direct operating expenses of the Company for the six months ended March 31, 2007 and September 30, 2008 and the unaudited combined cash flow statements for the period ending September 30, 2008 is filed as Exhibit 99.1 to this Form 8-K and are incorporated in this Item 9.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Traxxec, Inc., A Nevada Corporation f/k/a Columbia River Resources, Inc.

By:	/s/ Amy Marie Scopes
Amy Marie Scopes President

Date:  October 22, 2008